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                                                                   Exhibit 99.10

INDEPENDENT AUDITORS' CONSENT


CMA Tax-Exempt Fund:

We consent to the incorporation by reference in this Post-Effective Amendment No. 23 to Registration Statement No. 2-69877 on Form N-1A of our report dated May 10, 2000 appearing in the annual report to shareholders of CMA Tax-Exempt Fund for the year ended March 31, 2000, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
June 29, 2000